Exhibit 10.10

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is dated as of July 31, 2024 (the “Third Amendment Effective Date”), by and between ARE-MA REGION NO. 94, LLC, a Delaware limited liability company (“Landlord”), and OMEGA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of November 4, 2021, as amended by that certain First Amendment to Lease dated as of May 3, 2023 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of June 24, 2024 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain “Premises” known as (i) Suite 501, (ii) chemical storage rooms CC5 and RC5, (iii) penthouse storage room PH5, and (iv) Suite 105, containing approximately 89,246 rentable square feet of space in that certain building known as 140 First Street, located in Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire to amend the Lease to, among other things, reflect the disbursement and use of remaining funds from the Second Additional Tenant Improvement Allowance (as defined in Section 6 of the First Amendment).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Previous Tenant Improvement Allowances and TI Rent.
a.
The parties acknowledge and agree that pursuant to the Lease, (i) Tenant previously was granted rights to a Tenant Improvement Allowance, an Additional Tenant Improvement Allowance and a Second Additional Improvement Allowance, (ii) Tenant has exhausted all of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance previously granted in the Lease, (iii) Tenant previously used a portion of the Second Additional Tenant Improvement Allowance for the payment of Excess TI Costs (as defined in the Work Letter attached to the Lease), and (iv) $3,270,968.87 from the Second Additional Tenant Improvement Allowance (the “Remaining Tenant Improvement Allowance”) was not used by Tenant and Tenant’s right to request such funds expired as of the Second Additional Tenant Improvement Allowance Election Date (as defined in Section 6(a) of the First Amendment).
b.
In addition to the Base Rent and Additional Rent, Tenant is currently responsible for paying to Landlord during the Base Term (i) TI Rent in the amount of $85,313.20 per month and (ii) Additional TI Rent in the amount of $13,021.52 per month.
2.
First Floor Premises Improvements.
a.
Notwithstanding the passing of the Second Additional Tenant Improvement Allowance Election Date, Tenant has requested the Remaining Tenant Improvement Allowance to be used for certain tenant improvements in the Premises and Landlord has agreed to disburse the Remaining Tenant Improvement Allowance to Tenant in accordance with the terms below.

b.
Landlord shall make available to Tenant the Remaining Tenant Improvement Allowance, for the design and construction of fixed and permanent improvements desired by and performed by Tenant and reasonably acceptable to Landlord to be used only for that portion of the Premises located in Suite 105 on the first floor of the Building (the “First Floor Premises Improvements”), which First Floor Premises Improvements shall be constructed pursuant to a scope of work, drawings and permit plans (the “Permit Plans”) reasonably acceptable to Landlord and Tenant. The Remaining Tenant Improvement Allowance shall be available only for hard and soft costs for the design, permitting and construction of the First Floor Premises Improvements. The First Floor Premises Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease. The contractor for the First Floor Premises Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the First Floor Premises Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors, and certificates of insurance from any contractor performing any part of the First Floor Premises Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

Landlord shall disburse 100% of the Remaining Tenant Improvement Allowance to Tenant in one lump sum upon Landlord’s final approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the Permit Plans (the “First Floor Premises Improvement Disbursement Date”). Commencing on the First Floor Premises Improvement Disbursement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the Remaining Tenant Improvement Allowance actually funded by Landlord, in equal monthly payments with annual interest at a rate of 10% per annum over the Base Term, which interest shall begin to accrue on the First Floor Premises Improvement Disbursement Date (“First Floor TI Rent”). Any First Floor TI Rent remaining unpaid as of the expiration or earlier termination of the Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of the Lease. For the avoidance of doubt, First Floor TI Rent shall not be subject to adjustment pursuant to Section 4(a) of the Lease. Tenant shall have no right to prepay all or any portion of the First Floor TI Rent at any time prior to the expiration or earlier termination of the Lease.

Upon completion of the First Floor Premises Improvements Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the First Floor Premises Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the First Floor Premises Improvements. Tenant acknowledges that upon the expiration of the Term of the Lease, the First Floor Premises Improvements shall become the property of Landlord and may not be removed by Tenant. Except for the Remaining Tenant Improvement Allowance, Tenant shall be solely responsible for all of the costs of the First Floor Premises Improvements. If the cost of the First Floor Premises Improvements exceeds the Remaining Tenant Improvement Allowance, Tenant shall be required to pay such excess in full. Tenant shall have no right to any portion of the Remaining Tenant Improvement Allowance that is not disbursed before the last day of the month that is 9 months after the Third Amendment Effective Date (the “Outside Remaining Tenant Improvement Allowance Date”). Any portion of the Remaining Tenant Improvement Allowance which has not been disbursed before the Outside Remaining Tenant Improvement Allowance Date shall be forfeited and shall not be available for use by Tenant.

c.
Upon the occurrence of the First Floor Premises Improvement Disbursement Date and Tenant’s receipt of the Remaining Tenant Improvement Allowance, Tenant shall execute and deliver a written acknowledgment of First Floor TI Rent in the form attached to this Third

Amendment as Exhibit A; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.
3.
OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
4.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.
5.
Miscellaneous.
a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

OMEGA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Mahesh Karande
Name:	Mahesh Karande
Its:	President and CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 94, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Allison Grochola
Allison Grochola
SVP - Real Estate Legal Affairs

Exhibit A

ACKNOWLEDGMENT OF FIRST FLOOR TI RENT

This ACKNOWLEDGMENT OF FIRST FLOOR TI RENT is made this _____ day of ______________, 2024, between ARE-MA REGION NO. 94, LLC, a Delaware limited liability company (“Landlord”), and OMEGA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease Agreement dated as of November 4, 2021, as amended by that certain First Amendment to Lease dated as of May 3, 2023, as further amended by that certain Second Amendment to Lease dated as of June 24, 2024, as further amended by that certain Third Amendment to Lease dated as of July ____, 2024 (as amended, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant acknowledge and agree that the monthly First Floor TI Rent payable by Tenant under the Lease is equal to $_______ per month.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF FIRST FLOOR TI RENT to be effective on the date first above written.

TENANT:

OMEGA THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:

Its:

□ I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 94, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By:
Name:
Its: